UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2005

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 14, 2005, Marshall & Ilsley Corporation (the “Company”) issued a press release announcing its results of operations for the quarter ended September 30, 2005.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On October 14, 2005, the Company reported 2005 third quarter net income of $0.78 per diluted share, or $184.1 million, as compared to $0.69 per diluted share, or $155.4 million, in the third quarter of 2004.  Third quarter net income per share increased 13.0 percent over the same period in 2004.

The Company’s third quarter results include gains of $0.02 per share resulting primarily from the sale of shares of a company pursuant to a tender offer by the issuer of such shares.

The Company’s net income for the nine months ended September 30, 2005 was $542.2 million, or $2.32 per diluted share, compared to $453.3 million, or $2.01 per diluted share, in the nine months ended September 30, 2004.

The Company’s return on average assets based on net income for the third quarter was 1.66 percent, as compared to 1.63 percent for the same period in 2004.  Return on average equity based on net income was 16.49 percent this quarter as compared to 17.58 percent for the third quarter of 2004.

The Company’s provision for loan and lease losses was $9.9 million in the third quarter of 2005, versus $6.9 million in the same period last year.  Net charge-offs for the period were $7.8 million, or 0.10 percent of total average loans and leases outstanding this quarter, and $6.7 million a year ago or 0.10 percent of total average loans and leases.  At September 30, 2005, the allowance for loan and lease losses was 1.09 percent of total loans and leases, compared to 1.27 percent a year earlier.  Nonperforming loans and leases were 0.44 percent of total loans and leases at September 30, 2005, and 0.51 percent at September 30, 2004.

Assets at September 30, 2005 were $45.0 billion, compared to $39.0 billion at September 30, 2004. Book value per share was $19.51 at September 30, 2005, compared to $16.19 for the same date a year ago.  Total loans and leases were $33.1 billion, compared to $28.1 billion at September 30, 2004.

*     *     *

This report contains forward-looking statements concerning the Company’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in the Company’s SEC filings.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2005	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 14, 2005